     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1999

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              NOVOSTE CORPORATION
             (Exact name of Registrant as specified in its charter)
                             ---------------------

            FLORIDA                           5047                          59-2787476
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                           3890 STEVE REYNOLDS BLVD.
                            NORCROSS, GEORGIA 30093
                                 (770) 717-0904
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                THOMAS D. WELDON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              NOVOSTE CORPORATION
                           3890 STEVE REYNOLDS BLVD.
                            NORCROSS, GEORGIA 30093
                                 (770) 717-0904
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

               SETH I. TRUWIT, ESQ.                                      PATRICK O'BRIEN, ESQ.
           EPSTEIN BECKER & GREEN, P.C.                                      ROPES & GRAY
                  250 PARK AVENUE                                       ONE INTERNATIONAL PLACE
             NEW YORK, NEW YORK 10177                                 BOSTON, MASSACHUSETTS 02110
                  (212) 351-4500                                            (617) 951-7000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-72073
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                               AMOUNT            MAXIMUM              MAXIMUM             AMOUNT OF
           TITLE OF SECURITIES                  BEING        OFFERING PRICE          AGGREGATE          REGISTRATION
             BEING REGISTERED               REGISTERED(1)       PER SHARE         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)...........    460,000            $20.00             $9,200,000            $2,557.60
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Includes 60,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2) One preferred stock purchase right will attach to and trade with each share of common stock sold in the offering. These rights are also covered by this registration statement and the value attributable to them, if any is reflected in the market price of the common stock.

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

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 460,000 shares of Common Stock, comprising the same class of securities covered by an earlier Registration Statement (File No. 333-72073) (the "Earlier Registration Statement") filed by Novoste Corporation for the same offering and declared effective by the Securities and Exchange Commission on March 15, 1999. This Registration Statement is registering shares in an amount and at a price that together represent no more than 20 percent of the maximum aggregate offering price ($54,556,000) set forth in the "Calculation of Registration Fee" table contained in the Earlier Registration Statement.

                           INCORPORATION BY REFERENCE

     The information included in the Earlier Registration Statement is hereby incorporated in this Registration Statement by reference to the Earlier Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

     (a) Exhibits:

 EXHIBIT
  NUMBER                                     DESCRIPTION
 -------                                     -----------
 5              --   Opinion by Epstein Becker & Green, P.C., as to legality.(1)
23.1            --   Consent of Ernst & Young LLP (included as page II-3).
23.2            --   Consent of Epstein Becker & Green, P.C. (included in Exhibit
                     5).

---------------

(1) Filed as same numbered Exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-72073).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 15th day of March, 1999.

                                          NOVOSTE CORPORATION

                                          By:       /s/ DAVID N. GILL
                                            ------------------------------------
                                                       David N. Gill
                                             Chief Operating Officer and Chief
                                                     Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chairman of the Board, Chief     March 15, 1999
-----------------------------------------------------  Executive Officer and Director
                  Thomas D. Weldon                     (Principal Executive Officer)

                          *                            Director                         March 15, 1999
-----------------------------------------------------
                 William A. Hawkins

                  /s/ DAVID N. GILL                    Chief Financial Officer          March 15, 1999
-----------------------------------------------------  (Principal Financial and
                    David N. Gill                      Accounting Officer)

                                                       Director
-----------------------------------------------------
              Donald C. Harrison, M.D.

                          *                            Director                         March 15, 1999
-----------------------------------------------------
                  Charles E. Larsen

                          *                            Director                         March 15, 1999
-----------------------------------------------------
                  J. Stephen Holmes

                          *                            Director                         March 15, 1999
-----------------------------------------------------
                 Pieter J. Schiller

                          *                            Director                         March 15, 1999
-----------------------------------------------------
                 Stephen I. Shapiro

                          *                            Director                         March 15, 1999
-----------------------------------------------------
               Norman R. Weldon, Ph.D.

                                                       Director
-----------------------------------------------------
                 William E. Whitmer

                 * /s/ DAVID N. GILL
-----------------------------------------------------
                    David N. Gill
                 as attorney-in-fact

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 9, 1999 in the Registration Statement (Form S-3) for the registration of 460,000 shares of the Common Stock of Novoste Corporation and the related prospectus.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

Atlanta, Georgia
March 12, 1999